UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 22, 2024

CRACKER BARREL OLD COUNTRY STORE, INC.

(Exact Name of Registrant as Specified in its Charter)

Tennessee	001-25225	62-0812904
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 Hartmann Drive, Lebanon, Tennessee 37087

(Address of Principal Executive Offices) (Zip code)

(615) 444-5533

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.01) Rights to Purchase Series A Junior Participating Preferred Stock (Par Value $0.01)	CBRL	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2024, Cracker Barrel Old Country Store, Inc. (the “Company”) and the Company’s Executive Chair and former President and Chief Executive Officer, Sandra B. Cochran, mutually agreed to terminate the Employment Agreement dated July 17, 2023, between the Company and Ms. Cochran (the “Employment Agreement”) and to accelerate Ms. Cochran’s effective retirement date thereunder, both effective on February 22, 2024. Also effective on February 22, 2024, Ms. Cochran resigned from the Company’s Board of Directors (the “Board”), and the Board named Carl T. Berquist, the Board’s current Lead Independent Director, as the independent Chairman of the Board and decreased the size of the Board from eleven to ten members in accordance with the Company’s Second Amended and Restated Bylaws and the Company’s Amended and Restated Charter.

The Board unanimously approved the early termination of the Employment Agreement and the acceleration of Ms. Cochran’s retirement after concluding that Ms. Cochran had successfully delivered all of the substantive benefits that the Board had intended when it structured Ms. Cochran’s succession and approved the Company’s entry into the Employment Agreement. Among other things, these benefits included the successful onboarding of and transition of Ms. Cochran’s responsibilities to her successor as President and Chief Executive Officer, Julie Masino; Ms. Cochran’s mentorship of Ms. Masino since Ms. Masino joined the Company; and Ms. Cochran’s contributions to Board transition, succession planning, and director recruitment efforts since assuming the Executive Chair role on November 1, 2023.

The Board expresses its deep appreciation for Ms. Cochran’s faithful performance of her obligations under the Employment Agreement and, more importantly, her outstanding leadership of the Company for more than twelve years. The early termination of the Employment Agreement and the corresponding acceleration of Ms. Cochran’s retirement and associated resignation from the Board are not the result of any disagreement with the Company.

The Employment Agreement and Ms. Cochran’s continuing rights and obligations thereunder are detailed in the Company’s Current Report on Form 8-K filed with the SEC on July 18, 2023. Ms. Cochran will be entitled to those payments and other retirement benefits specified under Section 4.4 of the Employment Agreement when and as payable. No payments of cash or equity granted to Ms. Cochran will be accelerated in connection with the early termination of the Employment Agreement, and all awards of cash and equity previously granted to Ms. Cochran that are subject to future performance conditions will be paid only if and to the extent such conditions are ultimately satisfied, as determined by the Compensation Committee of the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: February 23, 2024	CRACKER BARREL OLD COUNTRY STORE, INC.

	By:	/s/ Richard M. Wolfson
	Name:	Richard M. Wolfson
	Title:	Senior Vice President, General Counsel and Corporate Secretary